UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2026

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Euclid Avenue,	Suite 1600,	Cleveland,	Ohio	44115
(Address of principal executive offices)				(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2026, the Board of Directors (the “Board”) of TransDigm Group Incorporated (the “Company” or “TransDigm”) appointed Irina Krasik to the Company’s Board of Directors, effective immediately.
Ms. Krasik has been with Stellex Capital Management since 2021 and serves as a Managing Director. Prior to joining Stellex Capital Management, she was a Principal at Bregal Investments and previously spent more than eight years at The Wicks Group in various investment roles. Earlier in her career, Ms. Krasik held positions at The Carlyle Group and Merrill Lynch. She currently serves on the boards of directors of several privately held companies and brings to the Board extensive experience in mergers and acquisitions, investing, corporate strategy and governance. Ms. Krasik holds an M.B.A. from Harvard Business School and a B.S. in Finance from Rutgers University.
Ms. Krasik has not been appointed to any committees of the Board.
There are no arrangements or understandings between Ms. Krasik and any other person pursuant to which she was selected as a director, and there are no related person transactions between Ms. Krasik and the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. Krasik will receive compensation for her services on the Company’s Board of Directors in accordance with the Company’s standard compensation arrangements for non-employee directors as set forth in the Company’s proxy statement for its 2026 annual meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Armani Vadiee
Name:	Armani Vadiee
Title:	General Counsel, Chief Compliance Officer and Secretary

Dated: July 24, 2026